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                                                                    EXHIBIT 99.1


SECTION 906 CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), each of the undersigned hereby certifies that, to the best of his or her knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by this Report and the results of operations of the Company for the period covered by this Report.

           A signed original of this written statement required by Section 906 has been provided to Corvas International, Inc. and will be retained by Corvas and furnished to the Securities and Exchange Commission or its staff upon request.



Date: May 7, 2003                      By: /s/ RANDALL E. WOODS
                                           -------------------------------------
                                           Randall E. Woods
                                           President and Chief Executive Officer



Date: May 7, 2003                      By: /s/ CAROLYN M. FELZER
                                           -------------------------------------
                                           Carolyn M. Felzer
                                           Vice President and Controller